Exhibit 99.1

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554

Delta Air Lines Reports September 2008 Quarter Financial Results

ATLANTA, Oct. 15, 2008 – Delta Air Lines (NYSE:DAL) today reported results for the quarter ended September 30, 2008.  Key points include:

•
Excluding special items, Delta’s net loss for the September 2008 quarter was $26 million, or $0.07 per diluted share, despite a more than $800 million year-over-year increase in fuel costs related to higher prices.[1,2]

•	Delta’s reported GAAP net loss for the September 2008 quarter was $50 million, or $0.13 per diluted share.
•	Delta and Northwest remain on track to close their merger during the fourth quarter of 2008.
•	As of September 30, 2008, Delta had $3.1 billion in unrestricted cash, cash equivalents and short-term investments.

Delta reported a pre-tax loss of $50 million for the September 2008 quarter.  Excluding special items described below, Delta reported a pre-tax loss of $26 million in the third quarter of 2008 compared to pre-tax income of $363 million in the third quarter of 2007.  The year-over- year decrease in pre-tax income was driven by higher fuel prices, partially offset by a 9% increase in operating revenue.
“As the industry deals with turbulent times in the financial markets and an uncertain demand environment, Delta holds a strong hand that will allow us to manage through the current crisis – strong revenue growth, best-in-class cost structure and a solid liquidity position. In addition, our game-changing merger with Northwest significantly improves our ability to deal with the economic problems facing the industry and clearly differentiates Delta from its peers by creating a premier global carrier with a more durable financial future,” said Richard Anderson, Delta’s chief executive officer.  “Throughout these challenging times, the persistence and dedication of Delta people never wavers.  We are committed to building a world class global airline that provides our customers with safe, reliable operations and exceptional customer service.”

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Merger with Northwest
During the September 2008 quarter, Delta and Northwest achieved many significant milestones on the path toward closing the merger and completing a seamless integration of the airlines, including:
•	Ratification of a joint collective bargaining agreement by Delta and Northwest pilots. The contract will apply to both pilot groups upon closing of the Delta-Northwest merger and run through 2012;
•
Acceptance by the Federal Aviation Administration (FAA) of the plans the airlines submitted for the transition to a Single Operating Certificate.  This significant milestone lays the groundwork for a smooth integration of the companies’ operations over the next 18 months;

•
Overwhelming approval by both Delta and Northwest stockholders of the pending merger.  Delta stockholders approved (1) the issuance of 1.25 shares of Delta common stock for each outstanding share of Northwest stock to be distributed upon closing of the merger, and (2) an amendment to Delta's broad-based employee compensation program that will allow the company to distribute equity to U.S.-based employees of the combined company shortly after the merger closes;

•	Amendment of the terms of the Northwest exit facility to allow both the Delta and Northwest exit facilities to remain outstanding until the companies are fully integrated; and
•	Unconditional clearance from the European Commission of the proposed merger, with the Commission noting the transaction would not impede effective competition in Europe or trans-Atlantic markets.

Revenue Momentum
Delta’s total operating revenue grew 9%, or almost $500 million, in the September 2008 quarter, despite a 1% decrease in capacity.  The company has continued to deliver strong top-line growth through its international expansion, pricing actions, increased passenger fees, and growth in cargo and ancillary revenue.   Based on the most recently available ATA data, Delta achieved a revenue premium to the industry – its consolidated length of haul adjusted passenger unit revenue (PRASM) was 102% of industry average PRASM (excluding Delta) for the first eight months of the year. During the September 2008 quarter, 41% of Delta’s capacity was deployed on international routes and 59% on domestic routes.

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Comparisons of passenger revenue-related statistics are as follows:

		Increase (Decrease) in Sept. 2008 Quarter vs. Sept. 2007 Quarter
	Passenger Revenue ($M)	Passenger Revenue	Unit Revenue	Yield	Capacity

Domestic *	$ 2,058	(3.5%)	8.1%	5.3%	(9.8%)
Atlantic	1,402	33.7%	14.5%	14.0%	16.8%
Latin America	365	19.5%	17.1%	17.1%	2.1%
Pacific	96	82.5%	1.3%	6.5%	80.1%
Total mainline	$ 3,921	10.8%	10.2%	8.9%	0.5%

Regional	$ 1,057	(3.8%)	9.1%	8.1%	(11.9%)

Consolidated	$ 4,978	7.3%	8.8%	7.5%	(1.4%)

* Unit revenue, yield and capacity exclude charter operations

 Revenue from Cargo operations increased 35% year over year, to $162 million, due to improved yields and higher volume, particularly in international markets.  Other, net revenue grew 23%, to $579 million, reflecting an increase in passenger fees, and growth in third-party Maintenance Repair and Overhaul (MRO) business.
“While near-term demand remains solid, the current economic crisis creates uncertainty about the longer-term revenue outlook. We believe the diversity we’ve built into our network, coupled with fleet flexibility, will help mitigate revenue risk; however, we are monitoring the demand environment at a market level and are prepared to take quick and decisive action at the first sign of weakness.” said Edward Bastian, Delta’s president and chief financial officer.  “At the same time, economic concerns have driven the price of fuel down steeply, which will provide significant savings to us.”

Cost Discipline
Delta’s operating expenses increased $814 million, or 17%, compared to the September 2007 quarter, which reflects a more than $800 million increase in fuel costs due to higher prices.
Delta's mainline unit cost (CASM3) increased 18% to 11.96 cents for the September 2008 quarter compared to the prior year period, reflecting the significant increase in fuel costs and the special charges described below.  Excluding fuel expense, special charges and 2007 profit sharing, mainline CASM increased 3% to 6.72 cents compared to the September 2007 quarter. This increase was driven primarily by higher revenue-related expenses, foreign exchange pressures, and favorable items recorded in the prior year.
Non-operating expenses, increased $90 million in the September 2008 quarter. This increase includes $26 million in foreign exchange losses, $25 million in FAS 133 charges related to fuel hedges, and a $13 million impairment charge related to Delta’s investment in the Reserve Primary Fund money market fund (Primary Fund).

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Liquidity Position
At Sept. 30, 2008, Delta had $3.1 billion in unrestricted cash, cash equivalents and short-term investments. During the quarter, Delta borrowed the entire amount of its $1 billion revolving credit facility to increase financial flexibility as the company moves toward closing the merger with Northwest.
At the end of the third quarter, the company’s unrestricted liquidity balance included an $818 million investment in the Primary Fund, after giving effect to the impairment charge discussed above, which is classified as short-term investments at Sept. 30.  Based on information received from the Primary Fund, the company expects to receive approximately $300 million in the initial distribution this month.
In July, Delta amended its Visa/MasterCard credit card processing agreement to extend the contract period through Dec. 31, 2011.  There continues to be no cash holdback, or reserve, required under the amended agreement.
Capital expenditures during the September 2008 quarter were $288 million, including $246 million for investments in aircraft, parts and modifications.

Fuel Hedging
During the September 2008 quarter, Delta hedged 51% of its fuel consumption, resulting in an average fuel price of $3.45 per gallon.
As of Oct. 10, 2008, Delta had the following fuel hedges in place:

	Percent Hedged	Jet Fuel Equivalent Cap
Q4 2008	69%	$3.22
Q1 2009	69%	$3.33
Q2 2009	45%	$3.39
Q3 2009	25%	$3.34
Q4 2009	14%	$2.99
2010	5%	$2.93

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September 2008 Quarter Highlights
During the September 2008 quarter, Delta continued the positive momentum in its business, demonstrating its ongoing commitment to maintain strong employee relations and deliver an industry-leading customer experience.  Highlights include:
•
Providing superior operational performance by ranking in the top tier of its competitive set for on-time performance for the last twelve months and by reducing the number of mishandled bags by 40% year-over-year in the September quarter;

•
Joining with Aircell® to announce that Delta customers traveling throughout the continental United States will experience the convenience of broadband Wi-Fi on board Delta’s domestic fleet of more than 330 mainline aircraft by the summer of 2009;

•
Accepting delivery of four new B737-700 aircraft that will allow the addition of service at unique airports with short runways, extreme temperatures and high altitudes such as Tegucigalpa, Honduras beginning in December 2008;

•	Announcing new nonstop flights between Hartsfield-Jackson Atlanta International Airport and Mumbai, India, and Kuwait City, Kuwait beginning in November 2008;
•
Announcing plans to add new full-flat beds on Boeing 767-400 aircraft to offer customers the comfort of a 180-degree full flat bed on every Delta flight between the United States and London’s Heathrow Airport by summer 2009;

•
For the fourth year in a row, Delta employees and customers partnered with the Breast Cancer Research Foundation to add to the nearly $1 million already raised through pink product sales and donations made on board; and

•
The National Mediation Board upheld the decision by Delta flight attendants to reject union representation and dismissed the Association of Flight Attendants’ allegations of interference in the May 2008 representation election at Delta.

Special Items
Delta recorded special charges totaling $24 million in the September 2008 quarter, including:
•	A $14 million charge for early termination fees under contract carrier arrangements;
•	$7 million in merger related expenses; and
•	A $3 million net charge primarily for facilities restructuring and severance.

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September 2008 Quarter and Full Year 2008 Guidance
The company projects the following for the September 2008 quarter and full year 2008:

	4Q 2008 Forecast	2008 Forecast

Non-passenger revenue	~$700 million	$2.8 billion

Fuel price, including taxes and hedges	$3.21	$3.17

Operating margin, excluding special items	1% to 3%	Flat to 2%

	4Q 2008 Forecast (compared to 4Q 2007)	2008 Forecast (compared to 2007)

Consolidated passenger unit revenue	Up 8 – 10%	Up 7 – 9%

Mainline unit costs - excluding fuel and related taxes and special items	Flat to up 2%	Flat to up 2%

System capacity	Down 4 – 6%	Flat
Domestic	Down 12 – 14%	Down 8 – 10%
International	Up 13 – 15%	Up 14 – 16%

Mainline capacity	Flat to down 2%	Flat to up 2%
Domestic	Down 11 – 13%	Down 9 – 11%
International	Up 13 – 15%	Up 14 – 16%

Ancillary Businesses
Delta’s ancillary businesses include TechOps, the largest airline MRO organization in North America, which serves more than 100 aviation and airline customers around the world, and DAL Global Services, which provides general aviation services, training and technical services, and staffing to airlines including Delta.  MRO operating revenue increased more than 40% year over year in the September 2008 quarter and continued to post double-digit margins.  The following table provides summarized financial information about these businesses for the September 2008 quarter.

	Three Months Ended September 30, 2008
	TechOps (MRO)	DAL Global Services
Operating Revenue (in millions)	$156	$51
Operating Margin	13%	4%

Other Matters
Included with this press release are Delta’s Consolidated Statements of Operations for the three and nine months ended Sept. 30, 2008 and 2007; a statistical summary for those periods; selected balance sheet data as of Sept. 30, 2008 and Dec. 31, 2007; fleet information as of Sept. 30, 2008; and a reconciliation of certain non-GAAP financial measures.

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About Delta
Delta Air Lines operates service to more worldwide destinations than any airline with Delta and Delta Connection flights to 287 destinations in 58 countries. Delta has added more international capacity than any major U.S. airline during the last two years and is the leader across the Atlantic with flights to 42 trans-Atlantic markets. To Latin America and the Caribbean, Delta offers 315 weekly flights to 43 destinations. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on more than 16,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Including its SkyTeam and worldwide codeshare partners, Delta offers flights to 500 worldwide destinations in 105 countries. Customers can check in for flights, print boarding passes, check bags and flight status at delta.com.

Endnotes

1 Note A to the attached Consolidated Statements of Operations provides a reconciliation of certain non-GAAP financial measures used in this release and provides the reasons management uses those measures.

2  Includes fuel prices paid under our contract carrier arrangements.

3 Delta excludes from mainline unit costs expenses for aircraft maintenance and staffing services which it provides to third parties because these expenses are not related to the generation of a seat mile. Similarly, Delta excludes from passenger unit revenues, and includes in other revenue, revenues received for providing aircraft maintenance and staffing services to third parties.  Management believes these classifications provide a more consistent and comparable reflection of Delta’s mainline operations.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; and competitive conditions in the airline industry.

Forward-looking statements in the press release that relate to our proposed merger transaction with Northwest Airlines Corporation include, without limitation, our expectations with respect to the synergies, costs and charges, capitalization and anticipated financial impacts of the merger transaction and related transactions; the satisfaction of the closing conditions to the merger transaction and related transactions; and the timing of the completion of the merger transaction and related transactions.  Factors that may cause the actual results to differ materially from the expected results include, but are not limited to, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, due to, among other things, (1) the airline pricing environment; (2) competitive actions taken by other airlines; (3) general economic conditions; (4) changes in jet fuel prices; (5) actions taken or conditions imposed by the United States and foreign governments; (6) the willingness of customers to travel; (7) difficulties in integrating the operations of the two airlines; (8) the impact of labor relations; and (9) fluctuations in foreign currency exchange rates.  Other factors include the possibility that the merger does not close, including due to the failure to receive required regulatory approvals, or the failure of other closing conditions.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as updated by its Quarterly Reports on Form 10-Q. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of October 15, 2008, and which Delta has no current intention to update.

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DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)

	(Successor)
	Three	Three
	Months	Months
	Ended	Ended
	September 30,	September 30,	Change	Change
(in millions, except per share data)	2008	2007	$H(L)	% H(L)

OPERATING REVENUE:
Passenger:
Mainline	3,921	3,539	382	11%
Regional affiliates	1,057	1,099	(42)	-4%
Cargo	162	120	42	35%
Other, net	579	469	110	23%
Total operating revenue	5,719	5,227	492	9%
OPERATING EXPENSES:
Aircraft fuel and related taxes	1,952	1,270	682	54%
Salaries and related costs	1,086	1,109	(23)	-2%
Contract carrier arrangements (1)	905	815	90	11%
Depreciation and amortization	293	297	(4)	-1%
Aircraft maintenance materials and outside repairs	273	253	20	8%
Contracted services	272	264	8	3%
Passenger commissions and other selling expenses	259	248	11	4%
Landing fees and other rents	190	178	12	7%
Passenger service	122	94	28	30%
Aircraft rent	70	60	10	17%
Restructuring and merger-related items	24	-	24	NM
Profit sharing	-	79	(79)	NM
Other	142	107	35	33%
Total operating expense	5,588	4,774	814	17%
OPERATING INCOME	131	453	(322)	-71%
OTHER (EXPENSE) INCOME:
Interest expense	(140)	(132)	(8)	6%
Interest income	21	42	(21)	-50%
Miscellaneous, net	(62)	-	(62)	NM
Total other expense, net	(181)	(90)	(91)	NM
(LOSS) INCOME BEFORE INCOME TAXES	(50)	363	(413)	NM
INCOME TAX PROVISION	-	(143)	143	NM
NET (LOSS) INCOME	(50)	220	(270)	NM
BASIC (LOSS) INCOME PER SHARE	$(0.13)	$0.56	(0.69)	NM
DILUTED (LOSS) INCOME PER SHARE	$(0.13)	$0.56	(0.69)	NM
WEIGHTED AVERAGE SHARES USED IN BASIC (LOSS) INCOME PER SHARE CALCULATION	395.7	393.5	2.2	1%
WEIGHTED AVERAGE SHARES USED IN DILUTED (LOSS) INCOME PER SHARE CALCULATION	395.7	395.1	0.6	0%

(1) Contract carrier arrangements expense includes $368 million and $265 million for the three months ended September 30, 2008 and 2007, respectively, for aircraft fuel and related taxes.

Delta Air Lines, Inc.
Consolidated Statements of Operations
(Unaudited)

	(Successor)	(Combined)	(Successor)	(Predeccessor)
			Five Months	Four Months
	Nine Months Ended		Ended	Ended
	September 30,		Sept. 30,	April 30,
(in millions, except per share data)	2008	2007	2007	2007

OPERATING REVENUE:
Passenger:
Mainline	$10,609	$9,706	$5,877	$3,829
Regional affiliates	3,239	3,155	1,859	1,296
Cargo	456	350	202	148
Other, net	1,680	1,260	737	523
Total operating revenue	15,984	14,471	8,675	5,796
OPERATING EXPENSE:
Aircraft fuel and related taxes	5,052	3,330	2,060	1,270
Salaries and related costs	3,269	3,119	1,817	1,302
Contract carrier arrangements (1)	2,732	2,301	1,345	956
Depreciation and amortization	892	876	490	386
Aircraft maintenance materials and outside repairs	836	738	418	320
Contracted services	783	750	424	326
Passenger commissions and other selling expenses	732	721	423	298
Landing fees and other rents	554	550	300	250
Passenger service	311	250	155	95
Aircraft rent	201	186	96	90
Impairment of goodwill and other intangible assets	7,296	-	-	-
Restructuring and merger-related items	144	-	-	-
Profit sharing	-	158	144	14
Other	399	394	205	189
Total operating expense	23,201	13,373	7,877	5,496
OPERATING (LOSS) INCOME	(7,217)	1,098	798	300
OTHER (EXPENSE) INCOME:
Interest expense	(428)	(514)	(252)	(262)
Interest income	73	89	75	14
Miscellaneous, net	(31)	36	9	27
Total other expense, net	(386)	(389)	(168)	(221)
(LOSS) INCOME BEFORE REORGANIZATION ITEMS	(7,603)	709	630	79
REORGANIZATION ITEMS, NET	-	1,215	-	1,215
(LOSS) INCOME BEFORE INCOME TAXES	(7,603)	1,924	630	1,294
INCOME TAX BENEFIT (PROVISION)	119	(242)	(246)	4
NET (LOSS) INCOME	$(7,484)	$1,682	$384	$1,298
BASIC (LOSS) INCOME PER SHARE	$(18.91)	NM	$0.98	$6.58
DILUTED (LOSS) INCOME PER SHARE	$(18.91)	NM	$0.97	$4.63
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	395.7	NM	393.5	197.3
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	395.7	NM	394.1	233.7

(1) Contract carrier arrangements expense includes $1.07 billion and $685 million for the nine months ended September 30, 2008 and 2007, respectively, in fuel expense.

DELTA AIR LINES, INC.
Statistical Summary
(Unaudited)

	(Successor)		(Successor)
	Three Months Ended September 30,
	2008		2007		Change
Consolidated:
Revenue Passenger Miles (millions) (1)	33,991		34,036		(0.1%)
Available Seat Miles (millions) (1)	40,371		40,943		(1.4%)
Passenger Mile Yield (1)	14.65	¢	13.63	¢	7.5%
Passenger Revenue per Available Seat Mile (PRASM)(1)	12.33	¢	11.33	¢	8.8%
Operating Cost Per Available Seat Mile (CASM) (1)	13.45	¢	11.35	¢	18.5%
CASM excluding Special Items (1) - See Note A	13.39	¢	11.16	¢	20.0%
CASM excluding Special Items and Fuel Expense and Related Taxes - See Note A	8.56	¢	8.06	¢	6.2%
Passenger Load Factor (1)	84.2%		83.1%		1.1	pts
Fuel Gallons Consumed (millions)	565		575		(1.7%)
Average Price Per Fuel Gallon, net of hedging activity	$3.45		$2.21		56.1%
Number of Aircraft in Fleet, End of Period	576		578		(0.3%)
Full-Time Equivalent Employees, End of Period	52,386		55,022		(4.8%)

Mainline:
Revenue Passenger Miles (millions)	29,550		29,048		1.7%
Available Seat Miles (millions)	34,874		34,707		0.5%
Operating Cost Per Available Seat Mile (CASM) (1)	11.96	¢	10.13	¢	18.1%
CASM excluding Special Items - See Note A	11.94	¢	9.90	¢	20.6%
CASM excluding Special Items and Fuel Expense and Related Taxes - See Note A	6.72	¢	6.50	¢	3.4%
Number of Aircraft in Fleet, End of Period	451		444		1.6%

(1) Includes the operations under our contract carrier agreements of Atlantic Southeast Airlines, Inc., Chautauqua Airlines, Inc., Freedom Airlines, Inc., Shuttle America Corporation, and SkyWest, Inc. for all periods presented; ExpressJet Airlines, Inc. for the one month ended September 30, 2007 and the two months ended August 31, 2008; and Pinnacle Airlines, Inc. for the three months ended September 30, 2008.

DELTA AIR LINES, INC.
Statistical Summary
(Unaudited)

	(Successor)		(Combined)
	Nine Months Ended September 30,
	2008		2007		Change
Consolidated:
Revenue Passenger Miles (millions) (1)	94,464		92,827		1.8%
Available Seat Miles (millions) (1)	115,198		114,350		0.7%
Passenger Mile Yield (1)	14.66	¢	13.85	¢	5.8%
Passenger Revenue per Available Seat Mile (PRASM)(1)	12.02	¢	11.25	¢	6.8%
Operating Cost Per Available Seat Mile (CASM) (1)	19.76	¢	11.41	¢	73.2%
CASM excluding Special Items (1) - See Note A	13.30	¢	11.27	¢	18.0%
CASM excluding Special Items and Fuel Expense and Related Taxes - See Note A	8.92	¢	8.35	¢	6.8%
Passenger Load Factor (1)	82.0%		81.2%		0.8	pts
Fuel Gallons Consumed (millions)	1,600		1,597		0.2%
Average Price Per Fuel Gallon, net of hedging activity	$3.16		$2.09		51.2%
Number of Aircraft in Fleet, End of Period	576		578		(0.3%)
Full-Time Equivalent Employees, End of Period	52,386		55,022		(4.8%)

Mainline:
Revenue Passenger Miles (millions)	80,903		78,818		2.6%
Available Seat Miles (millions)	98,046		96,391		1.7%
Operating Cost Per Available Seat Mile (CASM) (1)	19.34	¢	10.18	¢	90.0%
CASM excluding Special Items - See Note A	11.77	¢	10.01	¢	17.6%
CASM excluding Special Items and Fuel Expense and Related Taxes - See Note A	7.01	¢	6.81	¢	2.9%
Number of Aircraft in Fleet, End of Period	451		444		1.6%

(1) Includes the operations under our contract carrier agreements of Atlantic Southeast Airlines, Inc., Chautauqua Airlines, Inc., Freedom Airlines, Inc., Shuttle America Corporation, and SkyWest, Inc. for all periods presented; ExpressJet Airlines, Inc. for the one month ended September 30, 2007 and the eight months ended August 31, 2008; and Pinnacle Airlines, Inc. for the nine months ended September 30, 2008.

DELTA AIR LINES, INC.
Selected Balance Sheet Data
(In Millions)

	September 30,	December 31,
	2008	2007
	(Unaudited)

Cash and cash equivalents	$2,160	$2,648
Short-term investments	921	138
Restricted cash, including noncurrent	244	535
Total assets	25,598	32,423
Total debt and capital leases, including current maturities	10,139	9,000
Total shareowners' equity	2,391	10,113

Fleet Information

Delta’s fleet, orders, options and rolling options at September 30, 2008 are summarized in the following table. Options have scheduled delivery slots. Rolling options replace options and are assigned delivery slots as options expire or are exercised.

	Current Fleet (4)
Aircraft Type	Owned	Capital Lease	Operating	Total	Average	Orders		Options	Rolling
			Lease		Age				Options
B737-700	4	—	—	4	0.1	6		—	—
B737-800	71	—	—	71	7.9	2	(1)	60	120
B757-200	63	33	19	115	16.7	—		—	—
B757-200ER	—	2	15	17	10.7	—		—	—
B767-300 (3)	4	—	17	21	17.7	—		—	—
B767-300ER	50	—	9	59	12.6	—		6	—
B767-400ER	21	—	—	21	7.6	—		12	—
B777-200ER	8	—	—	8	8.7	—		—	—
B777-200LR	2	—	—	2	0.6	8		27	11
MD88 (3)	63	33	21	117	18.2	—		—	—
MD90	16	—	—	16	12.8	—		—	—
CRJ100	21	13	47	81	11.2	—		—	—
CRJ200	5	—	11	16	6.3	—		4	—
CRJ700	15	—	—	15	4.9	—		5	—
CRJ900	13	—	—	13	0.8	8	(2)	22	—
Total	356	81	139	576	12.9	24		136	131

(1) Excludes 32 aircraft which will be sold to third parties immediately following delivery of these aircraft to us.

(2) Excludes five aircraft orders we assigned to Pinnacle Airlines.

(3) Includes three B767-300 and two MD88 aircraft that have been temporarily grounded.

(4) During the quarter, Delta:

•	Accepted delivery of four B737-700 aircraft;
•	Permanently grounded two B757-200 aircraft;
•	Purchased four B757-200 aircraft that were previously leased;
•	Entered into sale-leaseback arrangements on four B757-200 aircraft;
•	Permanently grounded three CRJ100/200 aircraft pending return to lessor; and
•	Sold one B757-200 and one CRJ100 aircraft.

Note A:  The following tables show reconciliations of certain financial measures. The reasons Delta uses these measures are described below.

•
Cost per available seat mile (CASM) excludes $159 million and $126 million for the three months ended September 30, 2008 and 2007, respectively, and $435 million and $322 million for the nine months ended September 30, 2008 and 2007, respectively, in expenses related to providing maintenance and staffing services to third parties as these costs are not associated with the generation of a seat mile;

•	Delta excludes special and reorganization related items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance;

•
Delta presents length of haul adjusted passenger revenue per available seat mile (PRASM), including adjustments for other airline revenue and certain other revenue, because management believes this provides a more meaningful comparison of the company’s PRASM to the industry; and

•	Delta presents mainline CASM excluding fuel expense and related taxes because management believes high fuel prices mask the company's progress toward its business plan targets.

In connection with its emergence from bankruptcy on April 30, 2007, Delta adopted fresh start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.”  The adoption of fresh start reporting resulted in Delta becoming a new entity for financial reporting purposes.  Accordingly, Delta’s consolidated financial statements after April 30, 2007 are not comparable to its financial statements for any period prior to emergence.  However, to provide a basis of comparison to prior year results, Delta has combined the results for the four months ended April 30, 2007 with the five months ended September 30, 2007.
	(Successor)
	Three Months Ended September 30,
(in missions, except per share data)	2008	2007

Net (loss) income	$(50)	$220
Items excluded:
Termination of contract carrier arrangements	14	-
Merger related expenses	7	-
Restructuring and related items	3	-
Total restructuring and merger-related items	24	-
Net income excluding special and
reorganization related items	$(26)	$220
Basic and diluted weighted average shares outstanding	395.7
Basic and diluted income per share excluding
special and reorganization related items	$(0.07)

(in millions)
Pre-tax (loss) income	$(50)	$363
Items excluded:
Termination of contract carrier arrangements	14	-
Merger related expenses	7	-
Restructuring and related items	3	-
Total restructuring and merger-related items	24	-
Pre-tax (loss) income excluding
special and reorganization related items	$(26)	$363

	(Successor)		(Successor)	(Combined)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

CASM	13.84 ¢	11.66 ¢	20.14 ¢	11.69 ¢
Items excluded:
Aircraft maintenance to third parties	(0.33)	(0.23)	(0.30)	(0.19)
Staffing services to third parties	(0.06)	(0.08)	(0.08)	(0.09)
CASM excluding items not
related to generation of a seat mile	13.45 ¢	11.35 ¢	19.76 ¢	11.41 ¢

Items excluded:
Impairment of goodwill and other intangible assets	-	-	(6.33)	-
Restructuring and merger-related items	(0.06)	-	(0.13)	-
Profit sharing	-	(0.19)	-	(0.13)
Post bankruptcy-related professional fees	-	-	-	(0.01)
Total items excluded	(0.06)	(0.19)	(6.46)	(0.14)
CASM excluding special items	13.39 ¢	11.16 ¢	13.30 ¢	11.27 ¢
Fuel expense and related taxes	(4.83)	(3.10)	(4.38)	(2.92)
CASM excluding fuel expense and related taxes
and special items	8.56 ¢	8.06 ¢	8.92 ¢	8.35 ¢

Mainline CASM	12.42 ¢	10.49 ¢	19.79 ¢	10.52 ¢
Items excluded:
Aircraft maintenance to third parties	(0.38)	(0.26)	(0.35)	(0.24)
Staffing services to third parties	(0.08)	(0.10)	(0.10)	(0.10)
Mainline CASM excluding items
not related to generation of a seat mile	11.96 ¢	10.13 ¢	19.34 ¢	10.18 ¢
Items excluded:
Impairment of goodwill and other intangible assets	-	-	(7.44)	-
Restructuring and merger-related items	(0.02)	-	(0.13)	-
Profit sharing	-	(0.23)	-	(0.16)
Post bankruptcy-related professional fees	-	-	-	(0.01)
Total items excluded	(0.02)	(0.23)	(7.57)	(0.17)
Mainline CASM excluding special items	11.94 ¢	9.90 ¢	11.77 ¢	10.01 ¢
Fuel expense and related taxes	(5.22)	(3.40)	(4.76)	(3.20)
Mainline CASM excluding fuel expense and related
taxes and special items	6.72 ¢	6.50 ¢	7.01 ¢	6.81 ¢

	Eight
	Months Ended
	August 31, 2008

PRASM	12.06	¢
Length of haul adjustment, including adjustments for
other airline and passenger revenue	0.23
Length of haul adjusted PRASM, including adjustments for
other airline and passenger revenue	12.29	¢
Industry average PRASM	12.03	¢
Percentage of industry average	102%

	FORECAST
	December 2008	Full Year 2008
	Quarter Projection	Projection
GAAP operating margin projection	1 - 3%	(36) - (34)%
Items Excluded:
Impairment of goodwill and other intangible assets	-	35%
Restructuring and merger-related items	-	1%
Operating margin projection excluding special items	1 - 3%	Flat - 2%

	FORECAST
	December 2008 Quarter				Full Year 2008
	Projected Range				Projected Range

Mainline CASM projection	12.02	¢	12.16	¢	17.77 ¢	17.91 ¢
Items excluded:
Aircraft maintenance and staffing services to third parties	(0.44)		(0.44)		(0.44)	(0.44)
Mainline CASM projection excluding items not
related to generation of a seat mile	11.58	¢	11.72	¢	17.33 ¢	17.47 ¢
Items excluded:
Impairment of goodwill and other intangible assets	-		-		(5.66)	(5.66)
Restructuring and merger-related items	-		-		(0.10)	(0.10)
Total items excluded	-		-		(5.76)	(5.76)
Mainline CASM projection excluding special items	11.58	¢	11.72	¢	11.57 ¢	11.71 ¢
Fuel expense and related taxes	(4.79)		(4.79)		(4.77)	(4.77)
Mainline CASM projection excluding fuel expense
and related taxes and special items	6.79	¢	6.93	¢	6.80 ¢	6.94 ¢
Change year-over-year in Mainline CASM excluding
fuel expense and related taxes and special items	0%		2%		0%	2%